Exhibit 10.1

EXECUTION VERSION

SECOND AMENDMENT

TO AMENDED AND RESTATED CREDIT AGREEMENT

THIS SECOND AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT, dated as of July 23, 2007 (this “Amendment”), among LBI MEDIA, INC. (the “Borrower”), THE GUARANTORS PARTY HERETO, THE LENDERS PARTY HERETO and CREDIT SUISSE, CAYMAN ISLANDS BRANCH, as Administrative Agent (in such capacity, the “Administrative Agent”).

WHEREAS, the Credit Parties, the Lenders, and the Administrative Agent wish to amend the Credit Agreement to revise certain covenants;

NOW, THEREFORE, in consideration of the foregoing and the agreements contained herein, the parties hereby agree as follows:

1.	REFERENCE TO CREDIT AGREEMENT.

(a) Reference is made to the Amended and Restated Credit Agreement dated as of May 8, 2006 (as amended by that certain First Amendment and Consent to Amended and Restated Credit Agreement dated as of March 16, 2007, the “Credit Agreement”), among the Borrower, the Guarantors, the lenders from time to time party thereto, the Administrative Agent and the other agents party thereto. Capitalized terms used herein which are defined in the Credit Agreement have the same meanings herein as therein, except to the extent that such meanings are amended hereby.

2.       AMENDMENTS.    The Credit Parties, the Lenders and the Administrative Agent agree that the Credit Agreement is hereby amended, effective as of the date hereof, as follows:

2.1. Section 1.1 of the Credit Agreement is amended by deleting in its entirety the definition of “Interest Coverage Ratio” and by adding the following definitions thereto in appropriate alphabetical order:

“Additional Senior Subordinated Note Indenture” means the indenture or other governing agreement or instrument, if any, pursuant to which senior subordinated notes of the Borrower are issued, all or a portion of the proceeds of which senior subordinated notes are used to refinance the Senior Subordinated Notes.

“Senior Secured Debt” means, as of any date of determination thereof, the Senior Debt (other than Senior Debt that is unsecured Indebtedness) at such date that is secured by a security interest in any assets of any of the Credit Parties.

“Senior Secured Leverage Ratio” means, as at any date of determination thereof, the ratio of (a) Senior Secured Debt to (b) EBITDA for the period of four consecutive fiscal quarters ending on or most recently ended prior to such date.

2.2. Section 1.3 of the Credit Agreement is amended by deleting the word “and” after subsection (d) thereof and replacing it with “,” and adding after subsection (e) thereof “and (f) references to ‘Capital Expenditures permitted hereunder’ shall be construed to mean ‘Capital Expenditures not prohibited hereunder’”.

2.3. Section 7.1(l) of the Credit Agreement is amended by changing the reference to Section 7.10(b) to refer to Section 7.10.

2.4. Section 7.1 of the Credit Agreement is amended by adding, after subsection (p) thereof: “Notwithstanding the foregoing provisions of this Section 7.1, so long as the incurrence of such Indebtedness is prohibited by the provisions set forth in the penultimate paragraph of Section 4.09 of the draft Additional Senior Subordinated Note Indenture forwarded to Special Counsel by counsel to the Credit Parties on July 19, 2007 (as such provisions are amended, supplemented, waived or otherwise modified from time to time in accordance with Section 7.13), neither the Credit Parties nor their Subsidiaries will be permitted to incur any Indebtedness any of the proceeds of which will be used to repay, redeem, repurchase or refinance any of the Media Holdings Discount Notes earlier than one year prior to the stated maturity thereof (whether through any direct or indirect payment, including any dividend, distribution or loan to any Holding Company) unless such Indebtedness is (i) unsecured, (ii) pari passu or junior in right of payment to any outstanding Subordinated Indebtedness, and (iii) otherwise permitted to be incurred hereunder.”

2.5. Section 7.2(f) is amended by adding “, and Liens encumbering deposits made to secure statutory, regulatory, contractual or warranty obligations, including (i) rights of offset and set-off and (ii) Liens on property or assets used to defease or to satisfy and discharge Indebtedness provided that (A) the incurrence of such Indebtedness was not prohibited by this Agreement and (B) such defeasance or satisfaction and discharge is not prohibited by this Agreement” to the end of such subsection.”

2.6. Section 7.4(d)(iii) of the Credit Agreement is amended by deleting “(a) and (b)” in the second line of such subsection.

2.7. Each of Section 7.5(m)(vii) and Section 7.6(f) of the Credit Agreement is amended by deleting “is 1.0x lower than the maximum Total Leverage Ratio at such time required under Section 7.10(a)” and substituting it with “at such time is less than the corresponding ratio set forth in the table below” and by inserting the following table at the end of each such subsection:

Total Leverage Ratio

Fiscal Quarter ending	Ratio
June 30, 2007 and September 30, 2007	6.75 to 1
December 31, 2007, March 31, 2008, June 30, 2008, September 30, 2008	6.50 to 1
December 31, 2008, March 31, 2009, June 30, 2009, September 30, 2009	6.25 to 1
December 31, 2009, March 31, 2010, June 30, 2010, September 30, 2010	6.00 to 1
December 31, 2010, March 31, 2011, June 30, 2011, September 30, 2011	5.75 to 1
December 31, 2011 and each fiscal quarter ending thereafter	5.50 to 1

2.8. Each of Section 7.5(m)(viii) and Section 7.6(g) of the Credit Agreement is amended by (a) deleting “October 15, 2008” appearing at the beginning of such subsection and replacing it with “September 15, 2008” and (b) inserting “(including without limitation pursuant to a satisfaction and discharge)” after the phrase “to redeem” in the first sentence of such subsection.

2.9. Section 7.6(m) of the Credit Agreement is amended by deleting “at any time on or after July 15, 2007,” at the beginning of such subsection and inserting “(including without limitation pursuant to a satisfaction and discharge)” after the phrase “to redeem” in the first sentence of such subsection.

2.10. Section 7.10 of the Credit Agreement is amended and restated in its entirety as follows:

7.10 Senior Secured Leverage Ratio. Commencing with the fiscal quarter ending June 30, 2009, the Credit Parties will not permit the Senior Secured Leverage Ratio at the end of any fiscal quarter below (based on the four immediately preceding fiscal quarter of the Credit Parties) to exceed the ratio set opposite such period below:

Fiscal Quarter ending	Senior Secured Leverage Ratio
June 30, 2009, September 30, 2009, December 31, 2009, March 31, 2010, June 30, 2010 and September 30, 2010	7.00 to 1
December 31, 2010, March 31, 2011, June 30, 2011 and September 30, 2011	6.75 to 1
December 31, 2011 and each fiscal quarter ending thereafter	6.50 to 1

2.11. Section 7.13 of the Credit Agreement is amended by inserting “, or for purposes of the Additional Senior Subordinated Note Indenture” immediately following the first reference therein to the Senior Subordinated Note Indenture in such subsection.

2.12. Section 7.15(c) of the Credit Agreement is amended by inserting “(other than consent fees with respect to modifications, supplements and waivers otherwise not prohibited by this subsection (c))” at the end of clause (i).

2.13. Compliance Certificate. Exhibit M to the Credit Agreement is restated in its entirety in the form of Exhibit M attached hereto.

3.	NO DEFAULT; REPRESENTATIONS AND WARRANTIES. The Credit Parties hereby confirm that:

3.1. The representations and warranties of the Credit Parties set forth in the Credit Agreement (as amended by this Amendment) and the other Loan Documents are true and correct in all material respects on and as of the date hereof as if made on such date (except to the extent that such representations and warranties expressly relate to an earlier date);

3.2. After giving effect to this Amendment, the Credit Parties are in compliance with all of the terms and provisions set forth in the Credit Agreement on their part be observed or performed thereunder; and

3.3. After giving effect to this Amendment, no Event of Default shall have occurred and be continuing.

4.	CONDITIONS TO THIS AMENDMENT.

The effectiveness of this Amendment is conditioned on the satisfaction of each of the following conditions:

4.1. Execution of Amendment.    The Administrative Agent shall have received from the Borrower, each Guarantor, the Administrative Agent and the Required Lenders either (i) a counterpart of this Amendment signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Amendment.

4.2. Corporate Matters.    Appropriate corporate resolutions, if necessary, and such other certificates, instruments and documents as the Administrative Agent may reasonably request for the purpose of implementing or effectuating the provisions of the Credit Agreement, as hereby amended, or this Amendment

4.3. New Senior Subordinated Notes.    Prior to or contemporaneously with the effectiveness of this Amendment, the Borrower shall have received at least $225,000,000 in gross cash proceeds from the issuance of Subordinated Indebtedness issued pursuant to an indenture (the “New Senior Subordinated Note Indenture”), which New Senior Subordinated Note Indenture shall be reasonably satisfactory to the Administrative Agent.

4.4. Discharge of Senior Subordinated Notes.    Prior to or contemporaneously with the effectiveness of this Amendment, the Borrower shall have satisfied and discharged its obligations under the Senior Subordinated Note Indenture and shall have paid to the trustee under the Senior Subordinated Note Indenture the aggregate principal amount of the Senior Subordinated Notes, all accrued and unpaid interest thereon and accrued and unpaid fees and premiums or other amounts payable under the Senior Subordinated Note Indenture or in respect of the Senior Subordinated Notes.

4.5. Other Documents. The Administrative Agent shall have received such other documents and instruments as the Administrative Agent may reasonably require in order to put this Amendment into full force and effect.

4.6. Outside Date. The conditions set forth in Sections 4.1 through 4.5 of this Amendment shall have been satisfied on or before September 30, 2007.

5.	MISCELLANEOUS.

5.1. Except to the extent specifically amended, consented or waived hereby, the Credit Agreement, the Loan Documents and all related documents shall remain in full force and effect. Whenever the terms or sections amended hereby shall be referred to in the Credit Agreement, Loan Documents or such other documents (whether directly or by incorporation into other defined terms), such terms or sections shall be deemed to refer to those terms or sections as amended by this Amendment.

5.2. This Amendment may be executed in any number of counterparts, each of which, when executed and delivered, shall be an original, but all counterparts shall together constitute one instrument.

5.3. This Amendment shall be governed by the laws of the State of New York and shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

5.4. The Credit Parties agree to pay all reasonable expenses, including reasonable legal fees and disbursements incurred by the Administrative Agent in connection with this Amendment and the transactions contemplated hereby.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment which shall be deemed to be a sealed instrument as of the date first above written.

BORROWER

LBI MEDIA, INC., a California corporation

By:	/s/ Lenard D. Liberman
	Name:	Lenard D. Liberman
	Title:	Executive Vice President, Chief Financial Officer and Secretary

GUARANTORS

LIBERMAN TELEVISION OF HOUSTON LLC
KZJL LICENSE LLC
LIBERMAN TELEVISION LLC
KRCA TELEVISION LLC
KRCA LICENSE LLC
LIBERMAN BROADCASTING OF CALIFORNIA LLC
LBI RADIO LICENSE LLC
LIBERMAN BROADCASTING OF HOUSTON LICENSE LLC
LIBERMAN BROADCASTING OF HOUSTON LLC
LIBERMAN BROADCASTING OF DALLAS LLC
LIBERMAN BROADCASTING OF DALLAS LICENSE LLC
LIBERMAN TELEVISION OF DALLAS LLC
LIBERMAN TELEVISION OF DALLAS LICENSE LLC
EMPIRE BURBANK STUDIOS LLC

By:	/s/ Lenard D. Liberman
	Name:	Lenard D. Liberman
	Title:	Executive Vice President, Chief Financial Officer and Secretary

2

ADMINISTRATIVE AGENT

CREDIT SUISSE, CAYMAN ISLANDS BRANCH, as Administrative Agent and Lender

By:	/s/ William O’Daly
Name: William O’Daly
Title: Director

By:	/s/ Mikhail Faybusovich
Name: Mikhail Faybusovich
Title: Associate

LENDER

WACHOVIA BANK, N.A.

By:	/s/ Russ Lyons
Name: Russ Lyons
Title: Director

LENDER

BMO CAPITAL MARKETS FINANCING, INC.

By:	/s/ Lydia Kuo
Name: Lydia Kuo
Title: Vice President

LENDER

UNION BANK OF CALIFORNIA, N.A.

By:	/s/ Richard Vian
Name: Richard Vian
Title: Vice President

LENDER

DEUTSCHE BANK TRUST COMPANY AMERICAS

By:	/s/ Susan LeFevre
Name: Susan LeFevre
Title: Director

By:	/s/ Paul O’Leary
Name: Paul O’Leary
Title: Vice President

LENDER

WELLS FARGO FOOTHILL, INC.

By:	/s/ Seth Evenson
Name: Seth Evenson
Title: VP